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                                                                    EXHIBIT 21.1


                         Subsidiaries of the Registrant.

1.        INET Global, Limited (United Kingdom)

2.        INET Global Research, L.L.C. (Delaware)

3.        INET Foreign Sales Corporation (Barbados)